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                                  SCHEDULE 14C
                                 (RULE 14C-101)

                    INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION


                INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                               ( AMENDMENT NO. 1 )



     Check the appropriate box:
     / / Preliminary Information Statement    / / Confidential, for use of the
     /x/ Definitive Information Statement         Commission only (as permitted
                                                  by Rule 14c-5(d)(2))



                                UNIHOLDING CORP
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                (Name of Registrant as Specified in Its Charter)


Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14c-5(g)
     / / Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transactions applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 set forth the amount on which the filing fee is calculated and state how it was determined:

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     /x/ Fee paid previously with preliminary materials.
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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                                UNIHOLDING CORP.

                             INFORMATION STATEMENT

                                DECEMBER 4, 1995


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                                UNIHOLDING CORP.
                                96 SPRING STREET
                            NEW YORK, NEW YORK 10012

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                              INFORMATION STATEMENT
                             Pursuant to Section 14
                     of the Securities Exchange Act of 1934
                 and Regulation 14C and Schedule 14C thereunder

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                  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                         REQUESTED NOT TO SEND A PROXY.

                  This Information Statement has been filed with the Securities and Exchange Commission (the "SEC") and transmitted on or about December 4, 1995 to the holders of record of shares of common stock, par value $0.01 per share (the "Common Stock"), of UniHolding Corp., formerly United Fashions Inc., a Delaware corporation (the "Company"). This Information Statement is being furnished pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") in connection with the following amendments to the Certificate of Incorporation of the Company which are being submitted to stockholders for approval by written consent in lieu of a meeting pursuant to
Section 228(a) of the Delaware General Corporation Law, as amended (the "Delaware Law"):

         (1) to provide for a four-to-one reverse split of the Common Stock of the Company; and

         (2) to provide for a decrease of authorized shares of Common Stock of the Company from 60 million to 20 million; and

         (3) to change the name of the Company from "UniHolding Corp." to "UniHolding Corporation".

                  The amendments are required to allow the Company to reduce the amount of franchise tax payable annually to its incorporating state, Delaware. Extensive discussions between the Company's management, its accountants, tax advisors and auditors have taken place regarding the reduction of US taxes and in particular the Company's large franchise tax. As a result, management has determined that the reduction in the outstanding share base would reduce its franchise tax significantly. Discussions with the majority stockholder and several unaffiliated stockholders, has led the Company to believe that such stockholders would agree with management's determination and that the proposed amendments described herein would be adopted. The proposed amendments to the Certificate of Incorporation of the Company has been unanimously approved by the full board of directors of the Company. Consent of the holders of a majority of the Common Stock of the Company is required to approve the amendments under the Delaware Law. As discussed above, it is anticipated that holders of a majority of the Common Stock of the Company will adopt the resolution by written consent without a meeting approving the amendments upon the expiration of the 20 day waiting period prescribed by Section 14 of

                                              Definitive Information Statement 2
the Exchange Act and Regulation 14C thereunder. However, if holders of the majority of the Common Stock of the Company do not consent to the amendments, then such amendments will not become effective.

                  This Information Statement also serves as notice to stockholders of an action taken by less than unanimous written consent as required by Section 228(d) of the Delaware Law. The effect of the proposed reverse stock split and reduction of authorized shares on the owners of the Company's Common Stock is shown in "DESCRIPTION OF THE AMENDMENT TO BE APPROVED
- The Effect of the Reverse Stock Split and the Reduction in Authorized Shares upon Stockholders". After consummation of the proposed reverse stock split, the Company will continue to have in excess of 300 stockholders and will continue to file all periodic and other transactional reports required under the Exchange Act.


                  Additionally, the Company would like to take this opportunity to inform the stockholders that it will undertake to register substantially all of its then outstanding shares of Common Stock on behalf of the stockholders within a reasonable time upon the approval of the above amendments. See "DESCRIPTION OF REGISTRATION STATEMENT - Notice to Stockholders".


                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

                  This Information Statement is being mailed on or about December 2, 1995 to all stockholders of record as of the preceding business day.

                  As of November 20, 1995, there were issued and outstanding 23,870,730 shares of Common Stock, the only class of voting securities of the Company. Each share of Common Stock entitles its holder to one vote.

                  The following table sets forth, as of November 20, 1995, the name and address of each person who is known to the Company to be the beneficial owner of more than 5% of the Company's currently issued and outstanding Common Stock and the amount and nature of beneficial ownership and percent of class owned by each such person.

          Name and Address                         Number of                           Percent of
        of Beneficial Owner                   Outstanding Shares                        Class (1)
        -------------------                   ------------------                        ---------

Unilabs Holdings SA                               11,944,990                             50.04%
53rd Street
Urbanizacion Obarrio Torre Swiss Bank
Sixteenth Floor
Panama

Edgard Zwirn (2)                                  11,945,490                             50.04%
49, Chemin Sous-Caran
1245 Collonge-Bellerive
Switzerland

All Officers and Directors                        12,757,040                             53.44%
as a group (3)



                                              Definitive Information Statement 3

         (1) Percent of Class is calculated by dividing the number of currently issued and outstanding shares held by such beneficial owner by the total number of currently issued and outstanding shares of the Company.

         (2) Edgard Zwirn may be deemed to be the beneficial owner of 11,944,990 shares by virtue of his position as Chairman of the Board of Unilabs Holdings SA, a Switzerland corporation ("Swiss Holdings") which is the parent of Unilabs Holdings SA (Panama). However, Mr. Zwirn disclaims beneficial ownership of such shares except for 15.4% thereof, his proportionate ownership of Swiss Holdings or 1,935,008 shares. He directly owns 500 shares of the Common Stock of the Company.

         (3) Of the officers and directors as a group, Edgard Zwirn may be deemed to beneficially own 11,945,490 shares of the Company's Common Stock and Enrico Gherardi, a Director, is deemed to beneficially own 811,500 shares of the Company's Common Stock.

                   DESCRIPTION OF THE AMENDMENT TO BE APPROVED

                              REASONS FOR AMENDMENT

The Reverse Stock Split

                  The Company intends to amend its Certificate of Incorporation to provide for a four-to-one reverse stock split. Such reverse stock split would affect only shares which have been issued. On the date such charter amendment becomes effective (the "Effective Date"), each four shares of Common Stock of the Company, par value $0.01 per share, issued as of the close of business on such date shall automatically be changed into one validly issued, fully paid and non-assessable share of Common Stock, par value $0.01 per share ("New Common Stock"). On the Effective Date, each certificate representing shares of Common Stock immediately prior to the Effective Date shall represent a number equal to one-fourth of the number of shares of Common Stock set forth thereon, and as soon as practicable thereafter and upon return of each such certificate, there shall be exchanged to the holders of record of the shares represented thereby at the close of business on the Effective Date a certificate or certificates representing shares of New Common Stock on a ratio of one share of New Common Stock, par value $0.01 per share, for each four shares of Common Stock, par value $0.01 per share, held prior to the Effective Date.

                  On the Effective Date, any capital of the Company in excess of the aggregate par value of the shares of New Common Stock shall be transferred to capital surplus. A holder of Common Stock whose aggregate shares of Common Stock held in one name or account are not evenly divisible by four shall not be issued a fractional share of the New Common Stock, but rather shall be entitled to receive from the Company, upon surrender of certificates representing Common Stock, cash in respect of shares for which a fractional share would otherwise have been issued, such cash to be in an amount equal to $5.00 multiplied by the number of existing shares of Common Stock for which a new fractional share would otherwise have been issued. Following the reverse stock split, the Company will record the number of shares for each new certificate for every stockholder of record on the basis of the list of stockholders of record on the Effective Date, which is the record date for the reverse stock split. In the event that the Company had reliable information with respect to beneficial ownership which differed from record ownership, the Company would require that the stockholder of record prove he, she or it is the beneficial owner of the shares for which he, she or it appears as the stockholder of record. Only entities or persons holding at least one full share of New Common Stock shall be deemed

                                              Definitive Information Statement 4
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stockholders of the Company. The Company's estimate of the cost of the cash-out of the fractional shares is approximately $7000. The Company currently has such funds available. Upon tender by any stockholder of record of a certificate evidencing his, her or its shares for exchange, the transfer agent will issue new share certificate(s) evidencing the effect of the amendment on such stockholder's shares of New Common Stock. The transfer agent will inform the Company of any fractional shares and the Company shall then make fractional share payments to such stockholders.

                  It is requested that holders of record as of the Effective Date, submit their certificates to the transfer agent to facilitate the payment of all cash in lieu of fractional shares and the elimination of all fractional stockholder interests. However, it is not mandatory for stockholders to surrender their shares once the amendments become effective; rather, stockholders may tender their certificates at any time after the Effective Date or upon a transfer of shares.

                  The Company's transfer agent is American Securities Transfer, Inc., 938 Quail Street, Suite 101, Lakewood, Colorado 80215, tel.: (303) 234-5300. Please submit share certificates with instructions to the above address. The transfer agent will forward the Company notice of receipt of the fractional shares and the Company will thereafter send a cash in lieu payment for the benefit of the holder of record.

The Effect of the Reverse Stock Split and the Reduction in Authorized Shares upon Stockholders

                  After the four-to-one reverse stock split, which shall apply only to the outstanding shares, 5,967,682 shares of New Common Stock will be outstanding. After the reduction in the authorized shares from 60 million to 20 million, there will remain approximately 14,032,318 shares of New Common Stock available for issuance by action of the board of directors. These shares may be issued in connection with future acquisitions or for any other valid corporate purpose. The Company does not intend to seek any further authorization from the stockholders for the issuance of such shares. If all of such shares were issued, the existing stockholders would have their percentage interest in the Company reduced to approximately 33.5%.

                  The following table sets forth, as of November 20, 1995, the name and address of each person who is known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock and the amount and nature of beneficial ownership and percent of class owned by each such person reflecting the reverse split and reduction of authorized shares.

                                              Definitive Information Statement 5

          Name and Address                         Number of                           Percent of
        of Beneficial Owner                   Outstanding Shares                        Class (1)
        -------------------                   ------------------                        ---------

Unilabs Holdings SA                              11,944,990(a)                          50.04%(a)
53rd Street                                       2,986,247(b)                          50.04%(b)
Urbanizacion Obarrio Torre Swiss Bank
Sixteenth Floor
Panama

Edgard Zwirn (2)                                 11,945,490(a)                          50.04%(a)
49, Chemin Sous-Caran                             2,986,372(b)                          50.04%(b)
1245 Collonge-Bellerive
Switzerland

All Officers and Directors                       12,757,040(a)                          53.44%(a)
as a group (3)                                    3,189,260(b)                          53.44%(b)


         (a) Prior to the reverse stock split, the amount and percentage of shares beneficially owned.

         (b) The amount and percentage of shares beneficially owned reflecting the 4 to 1 reverse stock split as of the Effective Date.

         (1) Percent of Class is calculated by dividing the number of currently issued and outstanding shares held by such beneficial owner by the total number of currently issued and outstanding shares of the Company.

         (2) Edgard Zwirn may be deemed to be the beneficial owner of 11,944,990 shares by virtue of his position as Chairman of the Board of Unilabs Holdings SA, a Switzerland corporation ("Swiss Holdings") which is the parent of Unilabs Holdings SA (Panama). However, Mr. Zwirn disclaims beneficial ownership of such shares except for 15.4% thereof, his proportionate ownership of Swiss Holdings or 1,935,008 shares. He directly owns 500 shares of the Common Stock of the Company.

         (3) Of the officers and directors as a group, Edgard Zwirn may be deemed to beneficially own 11,945,490 shares of the Company's Common Stock and Enrico Gherardi, a Director, is deemed to beneficially own 811,500 shares of the Company's Common Stock.

The Change of the Name of the Company

                  The Company intends to amend its Certificate of Incorporation to change the name of the Company from "UniHolding Corp." to "UniHolding Corporation". The change is intended solely to clarify the name.

                                              Definitive Information Statement 6
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                      DESCRIPTION OF REGISTRATION STATEMENT


Notice to Stockholders

                  The Registration Statement on Form S-1(long-version) to be prepared and filed by the Company on behalf of substantially all of the stockholders will describe an "at market secondary offering". The aforementioned offering will be made only by means of a prospectus and at the market value as then trading on the NASDAQ Small Cap Market under the symbol UHLD. The Company shall deliver a copy of the Registration Statement and Prospectus to each stockholder of record upon its effectiveness and each selling stockholder thereunder may be deemed an underwriter and subject to compliance with the rules and regulations under the Securities Act of 1933 and the Securities Exchange Act of 1934. Further, at the time such Registration Statement is to be effected, the Company may seek certain representations from stockholders of record or impose the use of certain safety measures to insure compliance with the applicable rules and regulations.


                            COMPANY OFFICE LOCATIONS


UniHolding Corp.            Unilabs SA                 United Laboratories Ltd.
96 Spring Street            12, place de Cornavin      Bewlay House
8th Floor                   6th Floor                  Jamestown Road
New York, NY 10012          CH 1211 Geneva 1           London  NW1 7BY
United States               Switzerland                United Kingdom
Tel: 212 219 9496           41 22 909 77 77            44 171 333 84 38
Fax: 212 925 2184           41 22 909 77 07            44 171 333 84 37
Contact: Melanie Stapp      Bruno Adam                 Paul Hoekfelt

                                              Definitive Information Statement 7